EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Keystone Automotive Industries, Inc. 1996 Employee Stock Incentive Plan, as amended, of our report dated May 29, 2002, with respect to the consolidated financial statements and schedule of Keystone Automotive Industries, Inc. included in the Annual Report on Form 10-K for the year ended March 29, 2002, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG, LLP

Los Angeles, California
September 10, 2002